                                                                  EXHIBIT 99.6.1

                                                                  EXECUTION COPY


================================================================================


                                ESCROW AGREEMENT

                                  by and among


                            WILMINGTON TRUST COMPANY
                                as Escrow Agent,

                             TRIARC COMPANIES, INC.,

                         ARBY'S RESTAURANT GROUP, INC.,

               CERTAIN SHAREHOLDERS OF RTM RESTAURANT GROUP, INC.,

                 EACH MEMBER OF RTM ACQUISITION COMPANY, L.L.C.,

                         RTM MANAGEMENT COMPANY, L.L.C.

                 EACH MEMBER OF RTM MANAGEMENT COMPANY, L.L.C.,

                                       and

                           RUSSELL V. UMPHENOUR, JR.,

                                DENNIS E. COOPER,

                                       and

                                J. RUSSELL WELCH,
                           as the RTM Representatives

                          ----------------------------

                           Dated: as of July 25, 2005

                          ----------------------------

                                TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
1.       Appointment of Escrow Agent.....................................................................5

2.       Deposit of RTMRG Escrow Shares and RTMRG Cash Escrow Deposit....................................6

3.       Distributions of Proceeds.......................................................................7

4.       Voting of RTMRG Escrow Shares...................................................................7

5.       RTM Escrow Fund.................................................................................8

6.       Other Instructions Received By Escrow Agent....................................................13

7.       Release of Escrow..............................................................................14

8.       RTM Escrow Fund Statements.....................................................................16

9.       Compensation...................................................................................17

10.      Limitations On Duties of Escrow Agent..........................................................17

11.      Indemnification................................................................................19

12.      Resignation of Escrow Agent; Appointment of Successor Escrow Agent.............................19

13.      Definitions....................................................................................20

14.      Amendment, etc.................................................................................23

15.      Notices........................................................................................24

16.      Governing Law..................................................................................25

17.      Consent to Jurisdiction and Service of Process.................................................25

18.      WAIVER OF JURY TRIAL...........................................................................26

19.      No Third-Party Beneficiaries...................................................................26

20.      Severability...................................................................................26

21.      Assignment.....................................................................................26

22.      Remedies.......................................................................................26

23.      Specific Performance...........................................................................27



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                                                                               3


24.      Counterparts...................................................................................27

25.      Certain Tax Matters............................................................................27

26.      Entire Agreement...............................................................................27

27.      Payment Dates..................................................................................27


Schedules

Schedule I        Shareholders of RTMRG

Schedule II       Members of RTMAC

Schedule III      Members of RTMMC

Schedule IV       Pro Rata Interests in RTM Escrow Fund

Schedules

Annex I           Form of Certificate of Instruction

Annex II          Form of RTM [Tax] Objection Certificate

Annex III         Form of RTM [Tax] Resolution Certificate

Annex IV          Form of RTM Litigation/Final Determination Certificate

Annex V           Form of Triarc Cancellation Certificate

Annex VI          Form of RTM Cancellation Certificate

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of July 25, 2005 by and among Wilmington Trust Company, a Delaware banking corporation, as escrow agent (the "Escrow Agent"), Triarc Companies, Inc., a Delaware corporation ("Triarc"), Arby's Restaurant Group, Inc. a Delaware corporation and an indirect wholly owned subsidiary of Triarc ("ARG"), each shareholder of RTM Restaurant Group, Inc., a Georgia corporation ("RTMRG") immediately prior to the First Merger (as defined below) who is listed on
Schedule I hereto as an RTMRG Principal Shareholder (collectively, the "RTMRG Principal Shareholders" and each, an "RTMRG Principal Shareholder" and, together with the other persons and entities listed on Schedule I hereto, the "RTMRG Shareholders"), each of the members of RTM Acquisition Company, L.L.C. ("RTMAC") immediately prior to the RTMAC Purchase (as defined below), each of whom is listed on Schedule II hereto (collectively, the "RTMAC Members" and each, an "RTMAC Member"), RTM Management Company, L.L.C. ("RTMMC"), each of the members of RTMMC immediately prior to the RTMMC Purchase (as defined below), each of whom is listed on Schedule III hereto (collectively, the "RTMMC Members" and each, an "RTMMC Member" and, together with the RTMRG Shareholders, the RTMAC Members and RTMMC, the "RTM Parties"), and each of Russell V. Umphenour, Jr., Dennis E. Cooper and J. Russell Welch, appointed by the RTM Parties as their representatives, attorneys-in-fact and agents for all purposes under this Agreement (collectively, the "RTM Representatives"). Capitalized terms used in this Agreement without definition shall have the meanings ascribed to them in
Section 13.

         WHEREAS, Triarc, Arby's Acquisition Co., a Georgia corporation and a direct wholly owned subsidiary of Triarc ("Merger Sub Corp."), Arby's Restaurant, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Triarc ("Merger Sub LLC"), RTMRG and the RTM Representatives have entered into the Agreement and Plan of Merger, dated as of May 27, 2005 (the "RTMRG Merger Agreement"), pursuant to which and on the terms and subject to the conditions set forth therein, inter alia, at the First Effective Time (as defined therein), Merger Sub Corp. will, in accordance with the Georgia Business Corporation Code, merge with and into RTMRG and each of the outstanding shares of common stock, no par value per share, of RTMRG (the "RTMRG Common Stock") will be converted into the right to receive the Merger Consideration (as defined therein) (the "First Merger");

         WHEREAS, pursuant to Section 2.05(a) of the RTMRG Merger Agreement, Triarc will deliver to the Escrow Agent, on behalf of the RTMRG Shareholders,
(a) a certificate or certificates representing 1,203,372 shares (the "RTMRG Escrow Shares") of Class B Common Stock, Series 1, par value $0.10 per share, of Triarc (the "Triarc Class B-1 Common Stock") and (b) by wire transfer of immediately available funds for deposit into a separate account, cash in the amount of $2 million (the "RTMRG Cash Escrow Deposit"), in each case, in partial satisfaction of the payment of the Aggregate Merger Consideration (as defined therein) payable to the RTMRG Shareholders pursuant to Section 2.03(c) of the RTMRG Merger Agreement and as



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                                                                               5


security for the obligations of the RTMRG Shareholders, the RTMAC Members, RTMMC and the RTMMC Members under this Agreement, and the RTM Representatives will deliver to the Escrow Agent executed stock transfer powers related to the RTMRG Escrow Shares;

         WHEREAS, Triarc, ARG, each of the RTMAC Members and Russell V. Umphenour, Jr., Dennis E. Cooper and J. Russell Welch, as the RTM Representatives have entered into the Membership Interest Purchase Agreement, dated as of May 27, 2005 (the "RTMAC Purchase Agreement"), pursuant to which, inter alia, at the Closing (as defined therein), Triarc or its assignee(s) will purchase, on the terms and subject to the conditions set forth therein, all of the outstanding membership interests of RTMAC owned by each such RTMAC Member (the "RTMAC Purchase") for an amount in cash equal to the Aggregate Purchase Price (as defined therein);

         WHEREAS, Triarc, ARG, RTMMC Acquisition, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of ARG ("RTMMC Acquisition Sub"), RTMMC, the RTMMC Members and Russell V. Umphenour, Jr., Dennis E. Cooper and J. Russell Welch, as the RTM Representatives have entered into the Asset Purchase Agreement, dated as of May 27, 2005 (the "RTMMC Purchase Agreement"), pursuant to which, inter alia, at the Closing (as defined therein), RTMMC Acquisition Sub will acquire from RTMMC, on the terms and subject to the conditions set forth therein, the Purchased Assets (as defined therein) and assume the Assumed Liabilities (as defined therein) (the "RTMMC Purchase") for an amount in cash equal to the Aggregate Purchase Price (as defined therein);

         WHEREAS, Triarc and the RTM Representatives desire to create an escrow account for the RTMRG Escrow Shares and the RTMRG Cash Escrow Deposit, and to appoint the Escrow Agent as the escrow agent for such account upon the terms and conditions set forth below;

         WHEREAS, it is a condition to the obligations of the parties to effect the RTM Transactions (as defined in the RTMRG Merger Agreement) that the parties hereto enter into this Agreement; and

         WHEREAS, the Escrow Agent is not a party to the RTMRG Merger Agreement, the RTMAC Purchase Agreement or the RTMMC Purchase Agreement, is not bound by any of their respective terms and will not be required to refer to any of such agreements for any reason whatsoever.

         NOW THEREFORE, in consideration of the foregoing and the agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1. Appointment of Escrow Agent. Triarc and the RTM Representatives hereby appoint the Escrow Agent as the escrow agent under and pursuant to the terms, conditions and provisions of this Agreement, and the Escrow Agent hereby accepts such appointment and agrees to perform the duties thereof subject to the terms, conditions and provisions of this Agreement. The Escrow Agent acknowledges receipt of an executed copy of this Agreement.

         2. Deposit of RTMRG Escrow Shares and RTMRG Cash Escrow Deposit. Simultaneously with the execution and delivery of this Agreement, (a) Triarc is depositing with the Escrow Agent, on behalf of the RTM Parties, (x) a certificate or certificates representing the RTMRG Escrow Shares, and (y) by wire transfer of immediately available funds, an amount in cash equal to the RTMRG Cash Escrow Deposit and (b) the RTMRG Shareholders who have certified to Triarc, as of the date of the RTMRG Merger Agreement, as to his, her or its status as an "accredited investor," as such term is defined in Rule 501(a) of the Securities Act, all of whom are shown on Schedule I hereto as "Accredited Investors" (collectively the "RTMRG Accredited Shareholders" and each an "RTMRG Accredited Shareholder") are delivering to the Escrow Agent duly executed stock transfer powers relating to the RTMRG Escrow Shares. The RTMRG Cash Escrow Deposit, together with the RTMRG Escrow Shares, is referred to herein as the "RTM Escrow Fund". The Escrow Agent hereby agrees to establish and maintain the RTM Escrow Fund in a separate account and shall invest the cash portion of the RTM Escrow Fund as directed by the RTM Representatives, from time to time, in writing, in (i) designated readily marketable direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed by, the United States of America ("U.S. Securities"), (ii) bank time deposits evidenced by certificates of deposit issued by commercial banks in the United States having capital and surplus in excess of $500,000,000, (iii) commercial paper rated at least A-1 or the equivalent thereof by Standard and Poor's Corporation of at least P-1 or the equivalent thereof by Moody's Investors Service Inc., (iv) repurchase agreements with the Escrow Agent or one of the Escrow Agent's affiliates using U.S. Securities as collateral, in each case with a maturity of not more than 60 days, (v) money market funds registered as investment companies under the Investment Company Act of 1940, as amended, that seek to maintain a stable $1 net asset value and that are rated AAA (or the equivalent thereof) or better by Moody's Investors Service Inc. or Standard and Poor's Corporation, or (vi) the Escrow Agent's insured money market fund or a money market fund that invests only in U.S. Securities, or if not so directed, in Service Class Shares of the U.S. Government Portfolio of the Wilmington Funds, a mutual fund managed by Rodney Square Management Corporation, a subsidiary of the Escrow Agent (the "Wilmington Mutual Fund") (collectively, all investments referred to in this sentence are referred to herein as "Permitted Investments"). The parties hereto acknowledge that (w) shares in the Wilmington Mutual Fund are not obligations of Wilmington Trust Company, are not deposits and are not insured by the FDIC, (x) the Escrow Agent or its affiliates are compensated by the Wilmington Mutual Fund for services rendered in its capacity as investment advisor, custodian and/or transfer agent, (y) Wilmington Trust Company, or its affiliates, are also compensated by the Wilmington Mutual Fund for providing shareholder services and (z) such compensation is both described in detail in the prospectus for the fund, and is in addition to the compensation paid to Wilmington Trust Company in its capacity as the Escrow Agent hereunder. The Escrow Agent shall hold and dispose of the RTM Escrow Fund in accordance with the terms, conditions and provisions of this Agreement. The RTM Escrow Fund shall not be subject to any Lien by any creditor of any party hereto or any RTM Party and shall be used solely for the purpose set forth on this Agreement. The RTM Escrow Fund, and any income and interest earned or accrued with respect to the cash portion of the RTM Escrow Fund and any dividends and other distributions declared with respect to the RTMRG Escrow Shares, shall not be available to, and shall not be used by, the Escrow Agent to set off any obligations of Triarc or the RTM Parties owing to the Escrow Agent in any capacity.

         3. Distributions of Proceeds.

                  (a) Upon the receipt of any income or interest earned with respect to the cash portion of the RTM Escrow Fund, the Escrow Agent shall, within two Business Days, distribute such income or interest to the RTM Representatives for distribution by the RTM Representatives to each of the RTMRG Shareholders pro rata based on the number of shares of RTMRG Common Stock owned immediately prior to the First Merger (the "Ownership Allocation").

                  (b) Except for tax-free distributions paid in stock declared with respect to the RTMRG Escrow Shares pursuant to Section 305(a) of the Code (which shares shall be held in the RTM Escrow Fund and for all purposes under this Agreement shall be deemed to be RTM Escrow Shares), the Escrow Agent shall, upon receipt thereof, promptly (and, in any event, within two Business Days) distribute to the RTM Representatives for distribution by the RTM Representatives to each of the RTMRG Accredited Shareholders pro rata based on the Ownership Allocation, any dividends or other distributions of any kind made in respect of the RTMRG Escrow Shares. In the event that the RTMRG Escrow Shares are exchanged for any other securities and/or cash or other property by reason of a merger, consolidation, recapitalization, reorganization or similar corporate transaction, such securities and/or property shall be substituted for the RTMRG Escrow Shares for purposes of this Agreement, and the RTM Representatives and Triarc shall agree to such equitable adjustments in the provisions of this Agreement as may be necessary to give effect to this sentence. Prompt written notice of any such exchange shall be provided by Triarc to the Escrow Agent and the Escrow Agent shall be entitled to conclusively rely on such notice. No such exchange shall affect the Escrow Agent's rights, duties or immunities under this Agreement.

         4. Voting of RTMRG Escrow Shares. Prior to the later to occur of (i) the Termination Date (as defined below) and (ii) the time at which all RTMRG Escrow Shares have been distributed to the RTMRG Accredited Shareholders pursuant to this Agreement, each RTMRG Accredited Shareholder will have voting rights with respect to his or her RTMRG Escrow Shares, and the Escrow Agent and Triarc shall cooperate with the exercise of such rights as reasonably requested by such RTMRG Accredited Shareholder. While the RTMRG Escrow Shares remain in the Escrow Agent's possession pursuant to this Agreement, the RTMRG Accredited Shareholders shall retain and be able to exercise all other incidents of ownership of the RTMRG Escrow Shares which are not inconsistent with the terms and conditions of this Agreement or the RTMRG Merger Agreement.

         5. RTM Escrow Fund. Except as otherwise provided in Section 6, the RTM Escrow Fund shall be held and disposed of by the Escrow Agent as follows:

                  (a) Post-Closing Adjustment Based on RTM Closing Net Liabilities. On the date of the final determination of the RTM Closing Net Liabilities in accordance with Section 2.09 of the RTMRG Merger Agreement, (i) if payment is required from the RTM Escrow Fund thereunder then each of Triarc and the RTM Representatives promptly shall provide a joint written notice to the Escrow Agent instructing the Escrow Agent to deliver to Triarc, within five Business Days after such date, from the RTM Escrow Fund, cash in an amount equal to the lesser of (x) the amount of such payment due to Triarc and (y) all cash and Permitted Investments contained in the RTM Escrow Fund up to an amount equal to $2 million; and (ii) if payment is not required from the RTM Escrow Fund thereunder then each of Triarc and the RTM Representatives promptly shall provide a joint written notice thereof to the Escrow Agent.

                  (b) Claims for General Indemnification Against the RTM
Parties.

                           (i) Concurrently with the delivery by a Triarc
Indemnified Party to the RTM Representatives of a Claims Notice under the RTMRG Merger Agreement, the RTMAC Purchase Agreement or the RTMMC Purchase Agreement, Triarc will deliver to the Escrow Agent a certificate in substantially the form of Annex I attached hereto (an "RTM Certificate of Instruction"). No RTM Certificate of Instruction may be delivered by Triarc after the close of business on the day on which the claim underlying such RTM Certificate of Instruction expires under Section 11.01 of the RTMRG Merger Agreement, Section
10.01 of the RTMAC Purchase Agreement or Section 10.01 of the RTMMC Purchase Agreement, as applicable, and in any event no RTM Certificate of Instruction may be delivered by Triarc after the close of business on the Business Day immediately preceding the Termination Date. The Escrow Agent shall give written notice to the RTM Representatives of its receipt of an RTM Certificate of Instruction not later than the third Business Day following receipt thereof, together with a copy of such RTM Certificate of Instruction. The Escrow Agent shall be entitled to conclusively rely on any RTM Certificate of Instruction provided to it by Triarc and shall have no duty to determine if any such RTM Certificate of Instruction has been provided to the Escrow Agent in violation of this Section 5(b).

                           (ii) If the Escrow Agent (A) shall not, within 30
calendar days following its receipt of an RTM Certificate of Instruction (the "RTM Objection Period"), have received from the RTM Representatives a certificate in substantially the form of Annex II attached hereto (an "RTM Objection Certificate") disputing the applicable RTM Parties' obligation to pay the Owed Amount referred to in such RTM Certificate of Instruction, or (B) shall have received such an RTM Objection Certificate within the RTM Objection Period and shall thereafter have received either (i) a certificate from Triarc and the RTM Representatives substantially in the form of Annex III attached hereto (an "RTM Resolution Certificate") stating that the applicable Triarc Indemnified Parties and the RTM Representatives have agreed that the Owed

Amount referred to in such RTM Certificate of Instruction (or a specified portion thereof) is payable to the applicable Triarc Indemnified Parties or (ii) a copy of a final and non-appealable order of a court of competent jurisdiction (accompanied by a certificate of Triarc and the RTM Representatives substantially in the form of Annex IV attached hereto (an "RTM Litigation Certificate")) stating that the Owed Amount referred to in such RTM Certificate of Instruction (or a specified portion thereof) is payable by the applicable RTM Parties to the applicable Triarc Indemnified Parties, then the Escrow Agent shall, on the Business Day next following (I) the expiration of the RTM Objection Period or (II) the Escrow Agent's receipt of an RTM Resolution Certificate or an RTM Litigation Certificate, as the case may be, deliver to the applicable Triarc Indemnified Parties, from the RTM Escrow Fund, an amount equal to the Owed Amount (or, if such RTM Resolution Certificate or RTM Litigation Certificate specifies that a lesser amount than such Owed Amount is payable, such lesser amount). The Escrow Agent shall give written notice to Triarc of its receipt of an RTM Objection Certificate not later than the third Business Day following receipt thereof, together with a copy of such RTM Objection Certificate. The Escrow Agent shall be entitled to conclusively rely on any RTM Objection Certificate, RTM Resolution Certificate or RTM Litigation Certificate provided to it by the RTM Representatives, Triarc and the RTM Representatives or Triarc and the RTM Representatives, respectively, and shall have no duty to determine if any such RTM Objection Certificate, RTM Resolution Certificate or RTM Litigation Certificate has been provided to the Escrow Agent in violation of this Section 5(b).

                           (iii) Upon the payment by the Escrow Agent of the
Owed Amount referred to in an RTM Certificate of Instruction, such RTM Certificate of Instruction shall be deemed canceled. Upon the receipt by the Escrow Agent of an RTM Resolution Certificate or an RTM Litigation Certificate and the payment by the Escrow Agent of the Owed Amount referred to therein, the related RTM Certificate of Instruction shall be deemed canceled.

                           (iv) Upon the determination by the applicable Triarc
Indemnified Parties that they have no claim or have released their claim with respect to an Owed Amount referred to in an RTM Certificate of Instruction (or a specified portion thereof), Triarc shall, not later than the third Business Day following such determination or release, deliver to the Escrow Agent a Certificate substantially in the form of Annex V attached hereto (a "Triarc Cancellation Certificate") canceling such RTM Certificate of Instruction (or such specified portion thereof, as the case may be), and such RTM Certificate of Instruction (or portion thereof) shall thereupon be deemed canceled. The Escrow Agent shall give written notice to the RTM Representatives of its receipt of a Triarc Cancellation Certificate not later than the third Business Day following receipt thereof, together with a copy of such Triarc Cancellation Certificate. The Escrow Agent shall be entitled to conclusively rely on any Triarc Cancellation Certificate provided to it by Triarc and shall have no duty to determine if any such Triarc Cancellation Certificate has been provided to the Escrow Agent in violation of this Section 5(b).

                           (v) If an RTM Resolution Certificate or an RTM
Litigation Certificate delivered pursuant to 5(b)(ii) indicates that the portion of the Owed Amount that is payable is less than the entire Owed Amount indicated on the applicable

RTM Certificate of Instruction, the RTM Certificate of Instruction shall be deemed cancelled as to the difference between the Owed Amount and the portion of the Owed Amount payable pursuant to the RTM Resolution Certificate or the RTM Litigation Certificate, as the case may be. Upon receipt of a final and non-appealable order of a court of competent jurisdiction stating that none of the Owed Amount referred to in an RTM Certificate of Instruction as to which the RTM Representatives delivered an RTM Objection Certificate within the RTM Objection Period is payable by the applicable RTM Parties to any Triarc Indemnified Party who delivered the applicable Claims Notice, the RTM Representatives may deliver a copy of such order (accompanied by a certificate of the RTM Representatives substantially in the form of Annex VI attached hereto (an "RTM Cancellation Certificate")) canceling such RTM Certificate of Instruction, and such RTM Certificate of Instruction shall thereupon be deemed canceled. The Escrow Agent shall give written notice to Triarc of its receipt of an RTM Cancellation Certificate not later than the third Business Day following receipt thereof, together with a copy of such RTM Cancellation Certificate. The Escrow Agent shall be entitled to conclusively rely on any RTM Cancellation Certificate provided to it by the RTM Representatives and shall have no duty to determine if any such RTM Cancellation Certificate has been provided to the Escrow Agent in violation of this Section 5(b).

                           (vi) Notwithstanding the foregoing, all distributions
from the RTM Escrow Fund pursuant to this Section 5(b) shall be subject to the applicable limitations on the indemnification rights of the Triarc Indemnified Parties contained in Article XI of the RTMRG Merger Agreement, Article X of the RTMAC Purchase Agreement or Article X of the RTMMC Purchase Agreement, as applicable.

                  (c) Claims for Tax Indemnification Against the RTM Parties.

                           (i) Concurrently with the delivery by a Triarc
Indemnified Party to the RTM Representative of a written notice under Section
8.02 of the RTMRG Merger Agreement, Section 7.02 of the RTMAC Purchase Agreement or Section 7.02 of the RTMMC Purchase Agreement, Triarc will deliver to the Escrow Agent a certificate in substantially the form of Annex I attached hereto (an "RTM Tax Certificate of Instruction"). No RTM Tax Certificate of Instruction may be delivered by Triarc after the close of business on the Business Day immediately preceding the Termination Date. The Escrow Agent shall give written notice to the RTM Representatives and TRH of its receipt of an RTM Tax Certificate of Instruction not later than the third Business Day following receipt thereof, together with a copy of such RTM Certificate of Instruction. The Escrow Agent shall be entitled to conclusively rely on any RTM Tax Certificate of Instruction provided to it by Triarc and shall have no duty to determine if any such RTM Tax Certificate of Instruction has been provided to the Escrow Agent in violation of this Section 5(c).

                           (ii) If the Escrow Agent (A) shall not, within 10
Business Days following its receipt of an RTM Tax Certificate of Instruction (the "RTM Tax Objection Period"), have received from the RTM Representative a certificate in substantially the form of Annex II attached hereto (an "RTM Tax Objection Certificate") disputing the applicable RTM Parties' obligation to pay the Owed Amount referred to in such RTM Tax Certificate of Instruction, or (B) shall have received such an RTM Tax Objection Certificate within the RTM Tax Objection Period and shall thereafter have received either (i) a certificate from Triarc and the RTM Representatives substantially in the form of Annex III attached hereto (an "RTM Tax Resolution Certificate") stating that Triarc and the RTM Representatives have agreed that the Owed Amount referred to in such RTM Tax Certificate of Instruction (or a specified portion thereof) is payable to the applicable Triarc Indemnified Parties or (ii) a copy of the "final determination" by the appropriate Governmental Entity or a court of competent jurisdiction (accompanied by a certificate of Triarc and the RTM Representatives substantially in the form of Annex IV attached hereto (an "RTM Final Determination Certificate")) stating that the Owed Amount referred to in such RTM Tax Certificate of Instruction (or a specified portion thereof) is payable by the applicable Triarc Indemnified Parties to the appropriate Governmental Entity or other applicable third party, then the Escrow Agent shall, on the Business Day next following (I) the later to occur of the expiration of the RTM Objection Period or five Business Days before the Owed Amount referred to in such RTM Tax Certificate of Instruction is due to the appropriate Governmental Entity or other applicable third party or (II) the Escrow Agent's receipt of an RTM Tax Resolution Certificate or an RTM Final Determination Certificate, as the case may be, deliver to the applicable Triarc Indemnified Parties, from the RTM Escrow Fund, an amount equal to the Owed Amount (or, if such RTM Tax Resolution Certificate or RTM Final Determination Certificate specifies that a lesser amount than such Owed Amount is payable, such lesser amount); provided, that in the case of Taxes for a Straddle Period that is the subject of a "final determination," the RTM Final Determination Certificate shall set forth the portion of such Taxes for which the RTM Parties are responsible as determined in accordance with the applicable Transaction Agreement and such portion shall be considered the Owed Amount. The Escrow Agent shall give written notice to Triarc of its receipt of an RTM Tax Objection Certificate not later than the third Business Day following receipt thereof, together with a copy of such RTM Objection Certificate. A "final determination" shall mean a settlement, compromise, or other agreement with the relevant Governmental Entity, whether contained in an IRS Form 870 or other comparable form, or otherwise, or such procedurally later event, such as a closing agreement with the relevant Governmental Entity, and agreement contained in an IRS Form 870 D or other comparable form, an agreement that constitutes a "determination" under Section 1313(a)(4) of the Code, a deficiency notice with respect to which the period for filing a petition with the Tax Court or the relevant state local or foreign tribunal has expired or a decision of any court of competent jurisdiction that is not subject to appeal or as to which the time for appeal has expired. The Escrow Agent shall be entitled to conclusively rely on any RTM Tax Objection Certificate, RTM Tax Resolution Certificate or RTM Final Determination Certificate provided to it by the RTM Representatives, Triarc and the RTM Representatives or Triarc and the RTM Representatives, respectively, and shall have no duty to determine if any such RTM Tax Objection Certificate, RTM Tax Resolution Certificate or RTM Final Determination Certificate has been provided to the Escrow Agent in violation of this Section 5(c).

                           (iii) Upon the payment by the Escrow Agent of the
Owed Amount referred to in an RTM Tax Certificate of Instruction, such RTM Tax Certificate of Instruction shall be deemed canceled. Upon the receipt by the Escrow

Agent of an RTM Tax Resolution Certificate or an RTM Final Determination Certificate and the payment by the Escrow Agent of the Owed Amount referred to therein, the related RTM Tax Certificate of Instruction shall be deemed canceled.

                           (iv) Upon the determination by the applicable Triarc
Indemnified Parties that it has no claim or has released its claim with respect to an Owed Amount referred to in an RTM Tax Certificate of Instruction (or a specified portion thereof), Triarc shall, not later than the third Business Day following such determination or release, deliver to the Escrow Agent a Triarc Cancellation Certificate canceling such RTM Tax Certificate of Instruction (or such specified portion thereof, as the case may be), and such RTM Tax Certificate of Instruction (or portion thereof) shall thereupon be deemed canceled. The Escrow Agent shall give written notice to the RTM Representatives of its receipt of a Triarc Cancellation Certificate not later than the third Business Day following receipt thereof, together with a copy of such Triarc Cancellation Certificate. The Escrow Agent shall be entitled to conclusively rely on any Triarc Cancellation Certificate provided to it by Triarc and shall have no duty to determine if any such Triarc Cancellation Certificate has been provided to the Escrow Agent in violation of this Section 5(c).

                           (v) If an RTM Tax Resolution Certificate or an RTM
Final Determination Certificate delivered pursuant to Section 5(c)(ii) indicates that the portion of the Owed Amount that is payable is less than the entire Owed Amount indicated on the applicable RTM Tax Certificate of Instruction, the RTM Tax Certificate of Instruction shall be deemed cancelled as to the difference between the Owed Amount and the portion of the Owed Amount payable pursuant to the RTM Tax Resolution Certificate or the RTM Final Determination Certificate, as the case may be. Upon receipt of a "final determination" by the appropriate Governmental Entity or a court of competent jurisdiction stating that none of the Owed Amount referred to in an RTM Tax Certificate of Instruction as to which the RTM Representative delivered an RTM Tax Objection Certificate within the RTM Tax Objection Period is payable by the applicable Triarc Indemnified Parties to the appropriate Governmental Entity or other applicable third party, the RTM Representatives may deliver a copy of such order (accompanied by an RTM Cancellation Certificate) canceling such RTM Tax Certificate of Instruction, and such RTM Tax Certificate of Instruction shall thereupon be deemed canceled. The Escrow Agent shall give written notice to Triarc of its receipt of an RTM Cancellation Certificate not later than the third Business Day following receipt thereof, together with a copy of such RTM Cancellation Certificate. The Escrow Agent shall be entitled to conclusively rely on any RTM Cancellation Certificate provided to it by the RTM Representatives and shall have no duty to determine if any such RTM Cancellation Certificate has been provided to the Escrow Agent in violation of this Section 5(c).

                           (vi) Notwithstanding the foregoing, all distributions
from the RTM Escrow Fund pursuant to this Section 5(c) shall be subject to the applicable limitations on the indemnification rights of the Triarc Indemnified Parties contained in Article VIII of the RTMRG Merger Agreement, Article VII of the RTMAC Purchase Agreement or Article VII of the RTMMC Purchase Agreement, as applicable.

                  (d) Other Applicable Provisions.

                           (i) If payment is to be made from the RTM Escrow Fund
to Triarc or a Triarc Indemnified Party under Section 5(b) or Section 5(c), such payment shall be made, using RTMRG Escrow Shares from the RTM Escrow Fund; provided, however, if after giving effect to Section 5(a), the RTM Escrow Fund contains cash and Permitted Investments, such payments shall be made, to the greatest extent possible, using such cash and RTMRG Escrow Shares from the RTM Escrow Fund pro rata in proportion to the amounts of cash and Permitted Investments, on the one hand, and RTMRG Escrow Shares (valued at their then Current Market Price), on the other hand, contained in the RTM Escrow Fund at such time. To the extent payment is to be made from the RTM Escrow Fund to Triarc or a Triarc Indemnified Party under Section 5(b) or Section 5(c) in the form of RTMRG Escrow Shares, (x) the value of each such share shall be deemed to equal the Current Market Price as of the date of the RTM Resolution Certificate, the RTM Litigation Certificate, the RTM Tax Resolution Certificate or the RTM Final Determination Certificate, as the case may be, or (if applicable) if no RTM Objection Certificate or RTM Tax Objection Certificate is delivered, the date of the RTM Certificate of Instruction or RTM Tax Certificate of Instruction, as the case may be, and (y) a certificate or certificates evidencing in the aggregate a number of whole RTM Escrow Shares (rounding down to the nearest whole number) shall be delivered to the recipient; provided, that with respect to any Triarc Indemnified Party other than Triarc, the delivery of such certificate or certificates shall be subject to applicable securities laws and the receipt of an opinion of counsel to such Triarc Indemnified Party reasonably satisfactory to Triarc that such delivery complies with all applicable securities laws.

                           (ii) To the extent that the Escrow Agent is required
to deliver amounts from the RTM Escrow Fund to Triarc or the applicable Triarc Indemnified Parties under Section 5(b) or Section 5(c), it shall deliver to Triarc or the applicable Triarc Indemnified Parties such amounts from the RTM Escrow Fund free and clear of all Liens attributable to the Escrow Agent in its individual capacity and, in the case of RTMRG Escrow Shares, stock transfer powers related thereto. Triarc shall cause the transfer agent for the Triarc Class B-1 Common Stock to cooperate with the Escrow Agent in providing replacement stock certificates for shares of Triarc Class B-1 Common Stock in substitution for those held by the Escrow Agent in order to enable the Escrow Agent to make the distributions of RTMRG Escrow Shares required under this Agreement.

                           (iii) No certificate shall be delivered pursuant to
this Section 5 unless it shall have been prepared in good faith by the party delivering such certificate, and all certificates delivered pursuant to this
Section 5 shall represent bona fide notice for purposes of this Agreement.

         6. Other Instructions Received By Escrow Agent. Notwithstanding anything to the contrary herein, the Escrow Agent shall dispose of the RTM Escrow Fund in accordance with joint written instructions of Triarc and the RTM Representatives given at any time. Whenever this Agreement provides for a writing to be delivered by Triarc or the RTM Representatives to the Escrow Agent, the Escrow Agent shall only rely on a writing signed by any vice president or more senior corporate officer on behalf of Triarc and a majority of Russell V. Umphenour, Jr., Dennis E. Cooper and J. Russell Welch, or their permitted successors (the names of whom shall be set forth in a written notice delivered by the RTM Representatives to the Escrow Agent), in their capacities as the RTM Representatives.

         7. Release of Escrow.

                  (a) First Interim Release. On January 25, 2007 (the "First Interim Release Date"), the Escrow Agent shall deliver to the RTM Representatives for distribution by the RTM Representatives to the RTMRG Shareholders (provided, that in no event shall any RTMRG Escrow Shares be distributed to any RTMRG Shareholder that is not an RTMRG Accredited Shareholder), from the RTM Escrow Fund, (i) cash in an amount equal to the excess (if any) of (A) the amount of cash and Permitted Investments remaining in the RTM Escrow Fund as of the close of business on the date immediately prior to the First Interim Release Date over (B) if the final determination referred to in Section 5(a) has not been made prior to the First Interim Release Date, $2 million and (ii) a number of RTMRG Escrow Shares (valued at their then Current Market Price) equal to the excess, if any, of (A) $8 million over (B) the aggregate of all amounts designated in RTM Certificates of Instruction and RTM Tax Certificates of Instruction received by the Escrow Agent at any time prior to the First Interim Release Date that have not been canceled prior to the First Interim Release Date in accordance with clauses (iii), (iv) or (v) of Section 5(b) and Section 5(c), respectively.

                  (b) Section 5(a) Release. If Triarc and the RTM Representatives have not given the Escrow Agent either of the joint written notices under Section 5(a) of the final determination referred to in Section 5(a) prior to the First Interim Release Date, the Escrow Agent shall promptly following receipt of such notice given under Section 5(a) (after the First Interim Release Date) deliver to the RTM Representatives for distribution by the RTM Representatives to the RTMRG Shareholders any remaining cash and Permitted Investments then held in the RTM Escrow Fund (after the payment, if any, required under Section 5(a)) except to the extent that the aggregate of all amounts designated in RTM Certificates of Instruction and RTM Tax Certificates of Instruction received by the Escrow Agent at any time prior to such date that have not been canceled prior to such date in accordance with clauses (iii), (iv) or (v) of Section 5(b) and Section 5(c), respectively, exceed the value of all of the RTMRG Escrow Shares (valued at their then Current Market Price) then in the RTMRG Escrow Fund.

                  (c) Second Interim Release. On July 25, 2007 (the "Second Interim Release Date"), the Escrow Agent shall deliver to the RTM Representatives for distribution by the RTM Representatives to the RTMRG Shareholders (provided, that in no event shall any RTMRG Escrow Shares be distributed to any RTMRG Shareholder that is not an RTMRG Accredited Shareholder), from the RTM Escrow Fund, the assets remaining in the RTRMG Escrow Fund as of the close of business on the date immediately prior to the Second Interim Release Date (the "RTM Second Release Amount") other than (A) a number of RTMRG Escrow Shares the value of which is equal to 50% of the aggregate value of all RTMRG Escrow Shares remaining as of the close of business on the date immediately prior to the Second Interim Release Date (with the value of each RTMRG Escrow Share deemed to equal the Current Market Price as of such time), (B) a number of RTMRG Escrow Shares the value of which (with the value of each RTMRG Escrow Share deemed to equal the Current Market Price as of such time) is equal to the aggregate of all amounts designated in RTM Certificates of Instruction and RTM Tax Certificates of Instruction received by the Escrow Agent at any time prior to the Second Interim Release Date that have not been canceled prior to the Second Interim Release Date in accordance with clauses (iii), (iv) or (v) of Section 5(b) or 5(c), respectively, (C) if the final determination referred to in Section 5(a) has not been made prior to the Second Interim Release Date, $2 million of cash and Permitted Investments, and (D) if the final determination referred to in Section 5(a) has been made prior to the Second Interim Release Date and no RTMRG Escrow Shares are to be then distributed by operation of clause (A) or (B) above, an amount of cash and Permitted Investments equal to the excess of claims referred to in clause (B) above over 50% of the aggregate value of the RTMRG Escrow Shares remaining as of the close of business on the date immediately prior to the Second Interim Release Date (with the value of each RTMRG Escrow Share deemed to equal the Current Market Price as of such time).

                  (d) Termination Date Release. The escrow established by this Agreement shall terminate on January 25, 2008 (the "Termination Date"); provided, that this Agreement shall continue in effect with respect to the escrow until the resolution of all outstanding indemnification claims as to which the Escrow Agent has properly received an RTM Certificate of Instruction in accordance with Section 5(b)(i) or an RTM Tax Certificate of Instruction in accordance with Section 5(c)(i), in each case, on or prior to the Termination Date, and such escrow shall continue with respect to such claims until such claims have been resolved in accordance herewith. On the Termination Date, the Escrow Agent shall deliver to the RTM Representatives for distribution by the RTM Representatives to the RTMRG Shareholders (provided, that in no event shall any RTMRG Escrow Shares be distributed to any RTMRG Shareholder that is not an RTMRG Accredited Shareholder) (A) any dividends or other distributions in respect of any RTMRG Escrow Shares received by the Escrow Agent and not previously distributed to the RTM Representatives for distribution by them to the RTMRG Accredited Shareholders pursuant to Section 3 and (B) the remaining portion of the RTM Escrow Fund, if any, less (I) a number of RTMRG Escrow Shares the value of which (with the value of each RTMRG Escrow Share deemed to equal the Current Market Price as of such time) is equal to the aggregate of all amounts designated in RTM Certificates of Instruction and RTM Tax Certificates of Instruction received by the Escrow Agent prior to the Termination Date that have not been canceled in accordance with clauses (iii), (iv) or (v) of Section 5(b) and Section 5(c), respectively plus (II) if the final determination referred to in Section 5(a) has not been made prior to the Termination Date, $2 million in cash and Permitted Investments, plus (III) if the final determination referred to in Section 5(a) has been made prior to the Termination Date and no RTMRG Escrow Shares are to be then distributed by operation of clause (I) above, an amount of cash and Permitted Investments equal to the excess of claims referred to in clause (I) above over the aggregate value of the RTMRG Escrow Shares remaining as of the close of business on the date immediately prior to the Termination Release Date (with the value of each RTMRG Escrow Share deemed to equal the Current Market Price as of such time).

                  (e) Final Release. At such time on or following the Termination Date as the final determination referred to in Section 5(a) has been made and all RTM Certificates of Instruction received by the Escrow Agent prior to the Termination Date have been canceled in accordance with clauses (iii),
(iv) or (v) of Section 5(b) and all RTM Tax Certificates of Instruction received by the Escrow Agent prior to the Termination Date have been canceled in accordance with clauses (iii), (iv) or (v) of Section 5(c), the Escrow Agent shall promptly deliver to the RTM Representatives for distribution by the RTM Representatives to the RTMRG Shareholders (provided, that in no event shall any RTMRG Escrow Shares be distributed to any RTMRG Shareholder that is not an RTMRG Accredited Shareholder) the remaining portion of the RTM Escrow Fund, if any, and this Agreement (other than Sections 9, 10, 11, 12 and 14) shall automatically terminate. Notwithstanding the foregoing, each time a RTM Certificate of Instruction and a RTM Tax Certificate of Instruction is canceled after the Termination Date, if the Current Market Value of the RTMRG Escrow Shares remaining in the RTMRG Escrow Fund at such time exceeds the aggregate of all amounts designated in RTM Certificates of Instruction received by the Escrow Agent prior to the Termination Date that have not been canceled in accordance with clauses (iii), (iv) or (v) of Section 5(b) and all amounts designated in RTM Tax Certificates of Instruction received by the Escrow Agent prior to the Termination Date that have not been canceled in accordance with clauses (iii),
(iv) or (v) of Section 5(c), the Escrow Agent shall promptly deliver to the RTM Representatives for distribution by the RTM Representatives to the RTMRG Shareholders (provided, that in no event shall any RTMRG Escrow Shares be distributed to any RTMRG Shareholder that is not an RTMRG Accredited Shareholder) a number of RTMRG Escrow Shares the value of which is equal to such excess (with the value of each RTMRG Escrow Share deemed to equal the Current Market Price as of such time).

                  (f) Other Applicable Provisions.

                           (i) To the extent RTMRG Escrow Shares are delivered
in any release from the RTM Escrow Fund under this Section 7, a certificate or certificates evidencing in the aggregate a number of whole RTMRG Escrow Shares (rounding down to the nearest whole number) shall be delivered to the RTM Representatives for distribution by the RTM Representatives to the RTMRG Accredited Shareholders.

                           (ii) To the extent that the Escrow Agent is required
to release amounts from the RTM Escrow Fund under this Section 7, it shall release such amounts from the RTM Escrow Fund free and clear of all Liens attributable to the Escrow Agent in its individual capacity and, in the case of RTMRG Escrow Shares, stock transfer powers related thereto.

         8. RTM Escrow Fund Statements. Not later than ten calendar days after the end of each calendar month during the term of this Agreement, the Escrow Agent shall deliver to Triarc and the RTM Representatives a statement reflecting the investment activity and month-end balance with respect to the cash portion of the RTM Escrow Fund during the prior month.

         9. Compensation. In consideration of the services provided by the Escrow Agent in the performance of its duties hereunder, ARG agrees to promptly reimburse the Escrow Agent for all out-of-pocket costs and expenses reasonably incurred by the Escrow Agent with respect to this Agreement, including reasonable fees of legal counsel, and to further compensate the Escrow Agent in accordance with the fee arrangements described in a separate Fee Agreement between ARG and the Escrow Agent.

         10. Limitations On Duties of Escrow Agent.

                  (a) All parties hereto acknowledge that the duties of the Escrow Agent hereunder are solely ministerial in nature and have been requested for their convenience. The Escrow Agent shall not be deemed to be the agent of, or the fiduciary for, either/any party hereto, or to have any legal or beneficial interest in the RTM Escrow Fund. The parties hereto agree that the Escrow Agent (i) is a party to this Agreement only and has no duties or responsibilities in connection with, and shall not be charged with knowledge of, any agreements related hereto and (ii) shall not be liable for any act or omission taken or suffered in good faith with respect to this Agreement unless such act or omission is the result of the gross negligence or willful misconduct of the Escrow Agent. In no event shall the Escrow Agent be liable for punitive, consequential or incidental damages.

                  (b) The Escrow Agent may consult with legal counsel in connection with its duties hereunder and shall be fully protected and incur no liability relative to any action or inaction taken in good faith in accordance with the advice of such legal counsel and the Escrow Agent shall not be liable for the negligence of such legal counsel appointed by it with due care. The Escrow Agent shall have no responsibility for determining the genuineness or validity of any certificate, document, notice or other instrument or item presented to or deposited with it and shall be fully protected in acting in accordance with any written instruction given to it by any of the parties hereto and reasonably believed by the Escrow Agent to have been signed by the proper representatives of such parties.

                  (c) The Escrow Agent shall not be responsible for any losses relative to the investment or liquidation of the cash portion of the RTM Escrow Fund, provided, that the cash portion of the RTM Escrow Fund is invested and held in accordance with Section 2. In addition, the Escrow Agent shall not be responsible for assuring that the RTM Escrow Fund is sufficient for the disbursements contemplated under Section 5 or under the RTMRG Merger Agreement, the RTMAC Purchase Agreement or the RTMMC Purchase Agreement, as applicable. The Escrow Agent shall be entitled to break or cancel any investment to the extent reasonably necessary or appropriate to make any payment required hereby, and shall not be responsible for any costs or penalties associated therewith.

                  (d) The parties hereto shall not require the Escrow Agent to institute legal proceedings of any kind or to appear in, prosecute or defend any action relating to the RTMRG Merger Agreement, the RTMAC Purchase Agreement or the RTMMC Purchase Agreement. The Escrow Agent shall not be required to defend any legal proceedings which may be instituted against it with respect to this Agreement unless requested to do so in writing by any of the parties hereto, and unless and until it is indemnified by the requesting party to the satisfaction of the Escrow Agent, in its sole and absolute discretion, against the cost and expense of such defense including, without limitation, the reasonable fees and expenses of its legal counsel. If any conflicting demand shall be made upon the Escrow Agent, it shall not be required to determine the same or take any action thereon and may await settlement of the controversy by appropriate and non-appealable legal proceedings. Upon the commencement of any action against or otherwise involving the Escrow Agent with respect to this Agreement, the Escrow Agent shall be entitled to interplead the matter of this escrow in the Chosen Court (as defined in Section 17) and, in such event, the Escrow Agent shall be relieved of and discharged from any and all obligations and liabilities under this Agreement. In any such action, the Escrow Agent shall be entitled to the indemnities provided in Section 11 below.

                  (e) To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

                  (f) The Escrow Agent will at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of the RTMRG Merger Agreement, the RTMAC Purchase Agreement or the RTMMC Purchase Agreement or any document referred to therein, other than this Agreement.

                  (g) The Escrow Agent will not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions provided by Triarc and/or the RTM Representatives, as applicable, in accordance with and subject to this Agreement.

                  (h) No provision of this Escrow Agreement will require the Escrow Agent to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, if the Escrow Agent has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it.

                  (i) The Escrow Agent will not be responsible for or in respect of and makes no representation as to the validity or sufficiency of any provision of this Agreement or for the due execution, delivery or performance hereof by the other parties hereto.

                  (j) The Escrow Agent will have no personal liability for any error or judgment made in good faith by any employee or agent of the Escrow Agent unless such person was grossly negligent.

                  (k) The Escrow Agent will incur no liability if, by reason of any provision of any present or future law or regulation thereunder, or by any force majeure event, including natural disaster, war or other circumstances beyond its reasonable control, the Escrow Agent will be prevented or forbidden from doing or performing any act or thing which the terms of this Agreement provide will or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement.

                  (l) The Escrow Agent undertakes to perform such duties, and only such duties, as are specifically set forth in this Agreement. No implied covenants or obligations will be read into this Agreement.

                  (m) Whenever the Escrow Agent is unable to decide between alternative courses of action permitted or required by the terms of this Agreement, or is unsure as to the application, intent, interpretation or meaning of any provision of this Agreement, the Escrow Agent will promptly give written notice (in such form as will be appropriate under the circumstances) to Triarc and the RTM Representatives requesting instruction as to the course of action to be adopted, and, to the extent the Escrow Agent acts in good faith in accordance with any such joint instruction received, the Escrow Agent will not be liable on account of such action to any person.

         11. Indemnification. ARG shall indemnify, protect, save and hold harmless the Escrow Agent, its directors, officers, employees and agents (collectively, the "Indemnitees") from and against any and all obligations, liabilities, claims, suits, judgments, losses, damages, costs or expenses of any kind or nature, including, without limitation, reasonable attorney's fees, which may be imposed on, incurred by, or asserted against any of them in connection with this Agreement or the Escrow Agent's duties hereunder, except to the extent arising from the Escrow Agent's or another Indemnitee's gross negligence or willful misconduct. The foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Agreement.

         12. Resignation of Escrow Agent; Appointment of Successor Escrow Agent. The Escrow Agent may resign as escrow agent at any time and be discharged of its duties hereunder after thirty calendar days' notice to Triarc and the RTM Representatives, but only if a successor escrow agent has been jointly appointed by Triarc and the RTM Representatives prior to the effective date of the Escrow Agent's resignation. In addition, the Escrow Agent may be removed and replaced on a date designated in a written instrument signed by Triarc and the RTM Representatives and delivered to the Escrow Agent. Upon receipt of notice of resignation or removal, Triarc and the RTM Representatives promptly shall use their commercially reasonable efforts to designate a successor escrow agent to serve in accordance with the terms of this

Agreement. In the case of a resignation, if Triarc and the RTM Representatives cannot unanimously agree on a successor escrow agent during such thirty day period, the Escrow Agent shall have the right to appoint (or, at the expense of Triarc and the RTM Representatives (each of Triarc, on the other hand, and the RTM Representatives, on the other hand, being liable for 50% of such expense), to petition a court of competent jurisdiction to appoint) a successor escrow agent to serve in accordance with the terms of this agreement. Any successor escrow agent shall be a banking corporation or trust company having total assets in excess of $300,000,000, which shall agree in writing to be bound by the provisions hereof. Upon the appointment of a successor escrow agent by the parties hereunder, the Escrow Agent's duties and responsibilities under this Agreement shall terminate. If (a) the Escrow Agent shall merge or consolidate with another corporation or shall sell all or substantially all of its corporate trust business to another corporation and (b) such surviving corporation or transferee is a banking corporation or trust company having total assets in excess of $300,000,000, the surviving corporation or transferee, as applicable, shall be the escrow agent hereunder without any further act on the part of any of the parties to this Agreement, and shall be bound by the terms of this Agreement.

         13. Definitions. The following terms, as used herein, have the following meanings:

         "Agreement" has the meaning set forth in the preamble.

         "ARG" has the meaning set forth in the preamble.

         "Business Day" means any day, other than Saturday, Sunday or a day on which banks in Wilmington, Delaware or New York City are permitted or required by law to be closed, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time.

         "Chosen Court" has the meaning set forth in Section 17.

         "Closing Price" means, with respect to any shares of Triarc Class B-1 Common Stock as of the date of determination, the closing price per share of a share of Triarc Class B-1 Common Stock on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which shares of Triarc Class B-1 Common Stock are then listed or admitted to trading.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Current Market Price" means, with respect to a share of Triarc Class B-1 Common Stock, on any date of determination, the average of the daily Closing Price of shares of Triarc Class B-1 Common Stock for the immediately preceding five days on which the national securities exchanges are open for trading.

         "Escrow Agent" has the meaning set forth in the preamble.

         "First Interim Release Date" has the meaning set forth in Section 7(a).

         "First Merger" has the meaning set forth in the recitals.

         "Governmental Entity" means any international, national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body or self-regulated entity, whether domestic or foreign.

         "Indemnitees" has the meaning set forth Section 11.

         "IRS" means the United States Internal Revenue Service.

         "Liens" means any liens, pledges, security interests, claims, encumbrances, options, rights of first refusal or offer, mortgages, deeds of trust, easements, restrictive covenants, encroachments or other survey defects or any other restriction or third party right, including restrictions on the right to vote equity interests.

         "Merger Sub Corp." has the meaning set forth in the recitals.

         "Merger Sub LLC" has the meaning set forth in the recitals.

         "Owed Amount" has the meaning in the applicable RTM Certificate of Instruction, RTM Tax Certificate of Instruction, RTM Resolution Certificate, RTM Tax Resolution Certificate, RTM Litigation Certificate or RTM Final Determination Certificate.

         "Ownership Allocation" has the meaning set forth in Section 3(a).

         "Permitted Investments" has the meaning set forth in Section 2.

         "Person" means an individual, corporation, partnership, joint venture, limited liability company, association, trust or other entity or organization, including an unincorporated organization, a government or political subdivision or an agency or instrumentality thereof.

         "RTM Cancellation Certificate" has the meaning set forth in Section 5(b)(v).

         "RTM Certificate of Instruction" has the meaning set forth in Section 5(b)(i).

         "RTM Closing Net Liabilities" has the meaning set forth in the RTMRG Merger Agreement.

         "RTM Escrow Fund" has the meaning set forth in Section 2.

         "RTM Final Determination Certificate" has the meaning set forth in
Section 5(c)(ii).

         "RTM Litigation Certificate" has the meaning set forth in Section 5(b)(ii).

         "RTM Objection Certificate" has the meaning set forth in Section 5(b)(ii).

         "RTM Objection Period" has the meaning set forth in Section 5(b)(ii).

         "RTM Parties" has the meaning set forth in the preamble.

         "RTM Representatives" has the meaning set forth in the preamble.

         "RTM Resolution Certificate" has the meaning set forth in Section 5(b)(ii).

         "RTM Second Release Amount" has the meaning set forth in Section 7(b).

         "RTM Tax Certificate of Instruction" has the meaning set forth in
Section 5(c)(i).

         "RTM Tax Objection Certificate" has the meaning set forth in Section 5(c)(ii).

         "RTM Tax Objection Period" has the meaning set forth in Section
5(c)(ii).

         "RTM Tax Resolution Certificate" has the meaning set forth in Section 5(c)(ii).

         "RTMAC" has the meaning set forth in the preamble.

         "RTMAC Members" has the meaning set forth in the preamble.

         "RTMAC Purchase" has the meaning set forth in the recitals.

         "RTMAC Purchase Agreement" has the meaning set forth in the recitals.

         "RTMMC" has the meaning set forth in the preamble.

         "RTMMC Acquisition Sub" has the meaning set forth in the recitals.

         "RTMMC Members" has the meaning set forth in the preamble.

         "RTMMC Purchase" has the meaning set forth in the recitals.

         "RTMMC Purchase Agreement" has the meaning set forth in the recitals.

         "RTMRG" has the meaning set forth in the preamble.

         "RTMRG Accredited Shareholders" has the meaning set forth in Section 2.

         "RTMRG Cash Escrow Deposit" has the meaning set forth in the recitals.

         "RTMRG Common Stock" has the meaning set forth in the recitals.

         "RTMRG Escrow Shares" has the meaning set forth in the recitals.

         "RTMRG Merger Agreement" has the meaning set forth in the recitals.

         "RTMRG Principal Shareholders" has the meaning set forth in the preamble.

         "RTMRG Shareholders" has the meaning set forth in the preamble.

         "Second Interim Release Date" has the meaning set forth in Section
7(b).

         "Straddle Period" has the meaning set forth in the RTMRG Merger Agreement.

         "Subsidiary" has the meaning set forth in the RTMRG Merger Agreement.

         "Taxes" has the meaning set forth in the RTMRG Merger Agreement.

         "Termination Date" has the meaning set forth in Section 7(c).

         "Triarc" has the meaning set forth in the recitals.

         "Triarc Cancellation Certificate" has the meaning set forth in Section 5(b)(iv).

         "Triarc Class B-1 Common Stock" has the meaning set forth in the recitals.

         "Triarc Indemnified Party" has the meaning set forth in the RTMRG Merger Agreement.

         "U.S. Securities" has the meaning set forth in Section 2.

         14. Amendment, etc. This Agreement may be amended or modified, and any of the terms hereof may be waived, only by written instrument duly executed by each of Triarc, ARG, the RTM Representatives and the Escrow Agent, which in the case of the Escrow Agent, such consent shall not be unreasonably withheld, delayed or conditioned. No waiver by any party of any term or condition contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition contained in this Agreement on any future occasion. Notwithstanding anything herein to the contrary, the Escrow Agent may, but will not be obligated to, enter into any such amendment which adversely affects the Escrow Agent's rights, duties or immunities under this Agreement or otherwise.

         15. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telecopied or sent by email, overnight courier or certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, telecopied (upon electronic confirmation) or by email, or if sent by overnight courier, one day after the date of such sending, or if mailed, two days after the date of mailing, as follows:

         If to Triarc:

                  Triarc Companies, Inc.
                  280 Park Avenue
                  New York, NY 10017
                  Facsimile: (212) 451-3216
                  Attention: Brian L. Schorr, Esq.

         With a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison LLP
                  1285 Avenue of the Americas
                  New York, NY 10019-6064
                  Facsimile: (212) 757-3990
                  Attention: Paul D Ginsberg, Esq.

         If to ARG:

                  Arby's Restaurant Group, Inc.
                  5995 Barfield Road
                  Atlanta, Georgia 30328-4411
                  Facsimile: (404) 250-4856
                  Attention: General Counsel

         If to the RTM Representatives:

                  Russell V. Umphenour, Jr.
                  5995 Barfield Road
                  Atlanta, Georgia 30328-4411
                  Facsimile: (404) 250-4856

                  and

                  Dennis E. Cooper
                  5995 Barfield Road

                  Atlanta, Georgia 30328-4411
                  Facsimile: (404) 250-4856

                  and

                  J. Russell Welch
                  5995 Barfield Road
                  Atlanta, Georgia 30328-4411
                  Facsimile: (404) 250-4856

         With a copy to:

                  Sutherland Asbill & Brennan LLP
                  995 Peachtree Street, N.E.
                  Atlanta, Georgia 30309-3996
                  Facsimile: (404) 853-8806
                  Attention: Mark D. Kaufman, Esq.

         If to the Escrow Agent:


                  Wilmington Trust Company
                  1100 North Market Street
                  Wilmington, Delaware  19890
                  Facsimile: (302) 636-4140
                  Attention: Corporate Trust Administration

         With a copy to:


                  Emmet, Marvin & Martin, LLP
                  1007 Orange Street
                  Suite 1460
                  Wilmington, Delaware  19801
                  Facsimile: (302) 472-7120
                  Attention: Ross Antonacci

         16. Governing Law. This Agreement and any claim or controversy related hereto shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflict of laws thereof.

         17. Consent to Jurisdiction and Service of Process. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City (each, a "Chosen Court"), so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of the Chosen Court (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in the Chosen Court or that any such suit, action or proceeding which is brought in the Chosen Court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of the Chosen Court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 15 shall be deemed effective service of process on such party.

         18. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         19. No Third-Party Beneficiaries. This Agreement is not intended to confer any rights or remedies upon any Person other than the parties to this Agreement, the Indemnitees under Section 11 and any Triarc Indemnified Parties.

         20. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any party or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other parties or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

         21. Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

         22. Remedies. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement shall be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity. The exercise by a party to this Agreement of any one remedy shall not preclude the exercise by it of any other remedy.

         23. Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties to this Agreement shall be entitled to an injunction or injunctions (without the payment or posting of any bond) to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         24. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

         25. Certain Tax Matters. The parties hereto agree that the RTMRG Shareholders will be deemed to be owners of the RTM Escrow Fund (except that only the RTMRG Accredited Shareholders will be deemed to be owners of the RTMRG Escrow Shares) for income tax purposes in accordance with the Ownership Allocation, and that they will report all income, if any, that is earned on, or derived from, the cash portion of the RTM Escrow Fund as the income of such Person in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto. The RTM Representative agrees to use its commercially reasonable efforts to provide the Escrow Agent with certified tax identification numbers for each of the RTM Parties by furnishing appropriate forms W-9 (or W-8 if a non-U.S. person) upon the execution hereof and other such documents as the Escrow Agent reasonably requests. The parties hereto understand that if such documentation is not delivered, the Escrow Agent may be required by the Code to withhold a portion of the cash portion of the RTM Escrow Fund.

         26. Entire Agreement. This Agreement (including all Schedules and Annexes hereto) constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

         27. Payment Dates. Whenever any payment under this Agreement shall be due on a day other than a Business Day, that payment shall be made on the next succeeding Business Day.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                      WILMINGTON TRUST COMPANY


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                      TRIARC COMPANIES, INC.


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                      ARBY'S RESTAURANT GROUP, INC.


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                      RTMRG Principal Shareholders:


                                      /s/ RUSSELL V. UMPHENOUR, JR.
                                      ------------------------------------------
                                      Russell V. Umphenour, Jr.



                                      /s/ RUSSELL V. UMPHENOUR, III
                                      ------------------------------------------
                                      Russell V. Umphenour, III


                                      /s/ SHARON S. UMPHENOUR
                                      ------------------------------------------
                                      Sharon S. Umphenour


                                      /s/ SHARRON L. BARTON
                                      ------------------------------------------
                                      Sharron L. Barton

                                      /s/ DENNIS E. COOPER
                                      ------------------------------------------
                                      Dennis E. Cooper



                                      COOPER FAMILY PARTNERSHIP, L.L.L.P.

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                      /s/ THOMAS A. GARRETT
                                      ------------------------------------------
                                      Thomas A. Garrett


                                      /s/ J. RUSSELL WELCH
                                      ------------------------------------------
                                      J. Russell Welch



                                      RTM MANAGEMENT COMPANY, L.L.C.


                                      By: /s/ J. RUSSELL WELCH
                                         ---------------------------------------
                                         J. Russell Welch, Manager


                                      RTMMC Members:


                                      /s/ SHARRON L. BARTON
                                      ------------------------------------------
                                      Sharron L. Barton


                                      /s/ SUSAN A. BAUER
                                      ------------------------------------------
                                      Susan A. Bauer


                                      /s/ RAY BIONDI
                                      ------------------------------------------
                                      Ray Biondi


                                      /s/ DANIEL T. COLLINS
                                      ------------------------------------------
                                      Daniel T. Collins


                                      /s/ DENNIS E. COOPER
                                      ------------------------------------------
                                      Dennis E. Cooper

                                      /s/ THOMAS A. GARRETT
                                      ------------------------------------------
                                      Thomas A. Garrett


                                      /s/ JOSEPH GONDOLFO
                                      ------------------------------------------
                                      Joseph Gondolfo


                                      /s/ JOHN L. GRAY, JR.
                                      ------------------------------------------
                                      John L. Gray, Jr.


                                      /s/ GREGORY L. HAWKINS
                                      ------------------------------------------
                                      Gregory L. Hawkins


                                      /s/ WENDY E. HENDERSON
                                      ------------------------------------------
                                      Wendy E. Henderson


                                      /s/ JERYL M. MCINTYRE
                                      ------------------------------------------
                                      Jeryl M. McIntyre


                                      /s/ DEBORAH K. PIKE
                                      ------------------------------------------
                                      Deborah K. Pike


                                      /s/ KAREN G. SAMPLES
                                      ------------------------------------------
                                      Karen G. Samples


                                      /s/ ROBERT S. STALLINGS
                                      ------------------------------------------
                                      Robert S. Stallings


                                      /s/ JOHN A. TODD, JR.
                                      ------------------------------------------
                                      John A. Todd, Jr.


                                      /s/ RUSSELL V. UMPHENOUR, JR.
                                      ------------------------------------------
                                      Russell V. Umphenour, Jr.


                                      /s/ J. RUSSELL WELCH
                                      ------------------------------------------
                                      J. Russell Welch



                                      RTMAC Members:


                                      /s/ SHARRON L. BARTON
                                      ------------------------------------------
                                      Sharron L. Barton


                                      /s/ SUSAN A. BAUER
                                      ------------------------------------------
                                      Susan A. Bauer

                                      /s/ RAY BIONDI
                                      ------------------------------------------
                                      Ray Biondi


                                      /s/ DANIEL T. COLLINS
                                      ------------------------------------------
                                      Daniel T. Collins


                                      /s/ DENNIS  E. COOPER
                                      ------------------------------------------
                                      Dennis  E. Cooper


                                      /s/ THOMAS A. GARRETT
                                      ------------------------------------------
                                      Thomas A. Garrett


                                      /s/ JOSEPH GONDOLFO
                                      ------------------------------------------
                                      Joseph Gondolfo


                                      /s/ JOHN L. GRAY, JR.
                                      ------------------------------------------
                                      John L. Gray, Jr.


                                      /s/ GREGORY L. HAWKINS
                                      ------------------------------------------
                                      Gregory L. Hawkins


                                      /s/ WENDY E. HENDERSON
                                      ------------------------------------------
                                      Wendy E. Henderson


                                      /s/ ALLISON K. HYER
                                      ------------------------------------------
                                      Allison K. Hyer


                                      /s/ JERYL M. MCINTYRE
                                      ------------------------------------------
                                      Jeryl M. McIntyre


                                      /s/ DEBORAH K. PIKE
                                      ------------------------------------------
                                      Deborah K. Pike


                                      /s/ KAREN G. SAMPLES
                                      ------------------------------------------
                                      Karen G. Samples


                                      /s/ ROBERT S. STALLINGS
                                      ------------------------------------------
                                      Robert S. Stallings


                                      /s/ JOHN A. TODD, JR.
                                      ------------------------------------------
                                      John A. Todd, Jr.


                                      /s/ RUSSELL V.  UMPHENOUR, JR.
                                      ------------------------------------------
                                      Russell V.  Umphenour, Jr.

                                      /s/ J. RUSSELL WELCH
                                      ------------------------------------------
                                      J. Russell Welch



                                      RTM Representatives:


                                      RUSSELL V. UMPHENOUR, JR., as an RTM
                                      Representative


                                      /s/ RUSSELL V. UMPHENOUR, JR.
                                      ------------------------------------------
                                      Russell V. Umphenour, Jr.



                                      DENNIS E. COOPER, as an RTM Representative


                                      /s/ DENNIS E. COOPER
                                      ------------------------------------------
                                      Dennis E. Cooper



                                      J. RUSSELL WELCH, as an RTM Representative


                                      /s/ J. RUSSELL WELCH
                                      ------------------------------------------
                                      J. Russell Welch

                                                                         ANNEX I

                                     FORM OF

                      RTM [TAX] CERTIFICATE OF INSTRUCTION

                                       to

                         [___________________________],

                                 as Escrow Agent

                  The undersigned, Triarc Companies, Inc., a Delaware corporation ("Triarc"), pursuant to Section [5(b)(i)] / [5(c)(i)] of the Escrow Agreement, dated as of [_________], 2005, by and among the Escrow Agent, Triarc, ARG, the RTM Parties and the RTM Representatives, (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

                  (a) certifies that (i) [Triarc] / [a Triarc Indemnified Party] has sent to [___________] a Claims Notice, a copy of which written notice is attached hereto, and (ii) the amount of $___________ (the "Owed Amount") is payable to [Triarc] / [such Triarc Indemnified Party] by [_______] pursuant to Section [___] of the [________] Agreement by reason of the matter described in such Claims Notice; and

                  (b) instructs you to deliver to [Triarc] / [such Triarc Indemnified Party] $_____ from the [RTM Escrow Fund] payable as provided in
     Section 5(d) of the Escrow Agreement within 10 Business Days following the expiration of the RTM [Tax] Objection Period, unless you receive an RTM [Tax] Objection Certificate from the RTM Representatives prior to the expiration of the RTM [Tax] Objection Period.


                                       TRIARC COMPANIES, INC.


                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:

Dated:                  , 200
       -----------------     --

                                                                        ANNEX II

                                     FORM OF

                         RTM [TAX] OBJECTION CERTIFICATE

                                       to

                         [___________________________],

                                 as Escrow Agent

                  The undersigned, pursuant to Section [5(b)(ii)] / [5(c)(ii)] of the Escrow Agreement, dated as of [_________], 2005, by and among the Escrow Agent, Triarc, ARG, the RTM Parties and the RTM Representatives (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

                  (a) disputes that the Owed Amount referred to in the RTM [Tax] Certificate of Instruction dated _________, ____ is payable to [Triarc] / [the Triarc Indemnified Party] by [__________] pursuant to Section [__] of the [____] Agreement;

                  (b) certifies that the undersigned has sent to [____] a written statement dated ___________, ____, a copy of which is attached hereto, disputing the liability of [_______] to [Triarc] / [the Triarc Indemnified Party] for the Owed Amount; and

                  (c) objects to your making payment to [Triarc] / [such Triarc Indemnified Party] as provided in such RTM [Tax] Certificate of Instruction.


                                           THE RTM REPRESENTATIVES



                                           By:
                                              ----------------------------------
                                              Name:


                                           By:
                                              ----------------------------------
                                              Name:

Dated:                  , 200
       -----------------     --

                                                                       ANNEX III

                                     FORM OF

                        RTM [TAX] RESOLUTION CERTIFICATE

                                       to

                         [___________________________],

                                 as Escrow Agent

                  The undersigned, pursuant to Section [5(b)(ii)] / [5(c)(ii)] of the Escrow Agreement, dated as of [_________], 2005, by and among the Escrow Agent, Triarc, ARG, the RTM Parties and the RTM Representatives (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

                  (a) certify that (i) [Triarc] / [a Triarc Indemnified Party] and [_______] have resolved their dispute as to the matter described in the RTM [Tax] Certificate of Instruction dated __________, ____ and the related RTM [Tax] Objection Certificate dated ___________, ____ and (ii) the final Owed Amount with respect to the matter described in such Certificates is $______________;

                  (b) instruct you to deliver to [Triarc] / [such Triarc Indemnified Party] from the RTM Escrow Fund, an amount equal to $_______, payable as provided in Section 5(d) of the Escrow Agreement in each case, within 10 Business Days following your receipt of this Certificate; and

                  (c) agree that the Owed Amount designated in such RTM [Tax] Certificate of Instruction, to the extent, if any, it exceeds the Owed Amount referred to in clause (ii) of paragraph (a) above, shall be deemed not payable by [_______] to [Triarc] / [such Triarc Indemnified Party] and such RTM [Tax] Certificate of Instruction is hereby canceled.


                                           TRIARC COMPANIES, INC.

                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                           THE RTM REPRESENTATIVES

                                           By:
                                              ----------------------------------
                                              Name:


                                           By:
                                              ----------------------------------
                                              Name:


Dated:                  , 200
       -----------------     --

                                                                        ANNEX IV

                                     FORM OF

        RTM LITIGATION CERTIFICATE / RTM FINAL DETERMINATION CERTIFICATE

                                       to

                         [___________________________],

                                 as Escrow Agent

                  The undersigned, pursuant to Section [5(b)(ii)] / [5(c)(ii)] of the Escrow Agreement, dated as of [_________], 2005, by and among the Escrow Agent, Triarc, ARG, the RTM Parties and the RTM Representatives (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

                  (a) certify that (i) attached hereto is an order of a court of competent jurisdiction resolving the dispute between [Triarc] / [a Triarc Indemnified Party] and [__________] as to the matter described in the RTM [Tax] Certificate of Instruction dated ____________, ____ and the related RTM [Tax] Objection Certificate dated ____________, ____ and (ii) the final Owed Amount with respect to the matter described in such Certificates, as provided in such order, is
     $______________;

                  (b) instruct you to deliver to [Triarc] / [such Triarc Indemnified Party] from the RTM Escrow Fund, an amount equal to $______, payable as provided in Section 5(d) of the Escrow Agreement, in each case, within 10 Business Days following your receipt of this Certificate; and

                  (c) agree that the Owed Amount designated in such RTM Certificate of Instruction, to the extent, if any, it exceeds the Owed Amount referred to in clause (ii) of paragraph (a) above, shall be deemed not payable by [______] to [Triarc] / [such Triarc Indemnified Party] and such RTM [Tax] Certificate of Instruction is hereby canceled.


                                           TRIARC COMPANIES, INC.


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                           THE RTM REPRESENTATIVES


                                           By:
                                              ----------------------------------
                                              Name:


                                           By:
                                              ----------------------------------
                                              Name:


Dated:                  , 200
       -----------------     --

                                                                         ANNEX V

                                     FORM OF

                         TRIARC CANCELLATION CERTIFICATE

                                       to

                         [___________________________],

                                 as Escrow Agent

                  The undersigned, Triarc Companies, Inc., a Delaware corporation ("Triarc"), pursuant to Section [5(b)(iv)] / [5(c)(iv)] of the Escrow Agreement, dated as of [_________], 2005, by and among the Escrow Agent, Triarc, ARG, the RTM Parties and the RTM Representatives (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

                  (a) certifies that (i) it hereby releases its claim against the applicable RTM Parties with respect to [all] [specify portion] of the Owed Amount designated in the RTM Certificate of Instruction dated _____________, ____ and (ii) as a result the Owed Amount with respect to such RTM Certificate of Instruction is $__________; and

                  (b) agrees that such RTM Certificate of Instruction is, to the extent released as provided in clause (i) of paragraph (a) above, canceled.


                                           TRIARC COMPANIES, INC.


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title


Dated:                  , 200
       -----------------     --

                                                                         ANNEX V

                                     FORM OF

                          RTM CANCELLATION CERTIFICATE

                                       to

                         [___________________________],

                                 as Escrow Agent

                  The undersigned, pursuant to Section [5(b)(v)] / [5(c)(v)] of the Escrow Agreement, dated as of [_________], 2005, by and among the Escrow Agent, Triarc, ARG, the RTM Parties and the RTM Representatives (terms defined in said Escrow Agreement have the same meanings when used herein), hereby certifies that (i) attached hereto is a final, nonappealable order of a court of competent jurisdiction resolving the dispute between [Triarc] / [the Triarc Indemnified Party] and the RTM Representatives as to the matter described in the RTM [Tax] Certificate of Instruction dated ____________, ____ and the related RTM [Tax] Objection Certificate dated ____________, ____, (ii) as provided in such order, there is no Owed Amount with respect to the matter described in such Certificate, and (iii) certifies that this RTM Cancellation Certificate is being rendered by the RTM Representatives in good faith and that [Triarc] / [the Triarc Indemnified Party] and the Escrow Agent may rely on such good faith determination.



                                           THE RTM REPRESENTATIVES


                                           By:
                                              ----------------------------------
                                              Name:


                                           By:
                                              ----------------------------------
                                              Name:


Dated:                  , 200
       -----------------     --

                                   Schedule I

                   Shareholders of RTM Restaurant Group, Inc.


                                             PRINCIPAL             NUMBER OF SHARES
SHAREHOLDER                                 SHAREHOLDER            (FULLY DILUTED)            ACCREDITED INVESTOR
-----------                                 -----------            ---------------            -------------------
Russell V.  Umphenour, Jr.                      yes                  34,787,841.00                    Yes
Dennis  E. Cooper                               yes                  15,126,273.00                    Yes
J. Russell Welch                                yes                   9,116,386.00                    Yes
Thomas A. Garrett                               yes                   6,847,642.00                    Yes
Russell V. Umphenour, III                       yes                   6,230,119.00                    Yes
Sharon S. Umphenour                             yes                   5,066,373.00                    Yes
Sharron L. Barton                               yes                   2,446,957.00                    Yes
Cooper Family Partnership, LLLP                 yes                   2,000,000.00                    Yes
Deborah K. Pike                                  no                   1,910,189.00                    Yes
Joseph Gondolfo                                  no                   1,128,091.00                    Yes
Royal Family Kids' Camp, Inc.                    No                   1,000,000.00                    Yes
John L. Gray, Jr.                                no                     967,864.00                    Yes
Michael B. Abt                                   no                     967,864.00                    Yes
Michael I. Lippert                               no                     967,864.00                    Yes
Robert P. Rogers                                 no                     967,864.00                    Yes
Ray Biondi                                       no                     827,415.00                    Yes
John A. Todd, Jr.                                no                     290,359.00                    Yes
Robert S. Stallings                              no                     290,359.00                    Yes
Karen G. Samples                                 no                     284,813.00                    Yes
Gregory L. Hawkins                               no                     196,659.00                    Yes
Allison K. Hyer                                  no                     195,116.00                    Yes
Daniel T. Collins                                no                     193,573.00                    Yes
Jeryl M. McIntyre                                no                     193,573.00                    Yes
Melissa M. Strait                                no                     193,573.00                    Yes
Susan A. Bauer                                   no                     193,573.00                    Yes
Wendy E. Henderson                               no                     193,573.00                    Yes
Frank H. Martin                                  no                     150,900.00                     No
Michael P. Kovac                                 no                     112,218.00                    Yes
John M. Dasis, Jr.                               no                     106,215.00                    Yes
Jason T. Abelkop                                 no                     105,000.00                    Yes
Patrick S. Herreman                              no                      98,329.00                    Yes
Thomas L. Stager                                 no                      96,786.00                    Yes
William A. Moorman                               no                      96,786.00                     No
J. David Pipes                                   no                      37,227.00                    Yes
Lynn P. Alexander                                no                      22,000.00                    Yes
Jerry R. Ardizzone                               no                      14,567.00                    Yes
Cynthia S. Richardson                            no                      14,263.00                    Yes
James W. Geib                                    no                      11,343.00                     No
William J. Duffy                                 no                      11,314.00                     No
Jim E. Stevens                                   no                      10,749.00                     No
Joseph M. Davitt                                 no                       8,024.00                     No



                                  Sch. II - 1

                                             PRINCIPAL             NUMBER OF SHARES
SHAREHOLDER                                 SHAREHOLDER            (FULLY DILUTED)            ACCREDITED INVESTOR
-----------                                 -----------            ---------------            -------------------
Christopher P. Kuehn                             no                       7,747.00                    Yes
Anthony L. Winchester                            no                       7,716.00                     No
Curtis W. Cooper                                 no                       7,500.00                     No
James T. Jackson                                 no                       7,168.00                     No
James E. Stanton                                 no                       6,481.00                     No
Eugene J. Klibanoff                              no                       6,171.00                     No
David C. Emberton                                no                       4,853.00                     no
James M. Hannan                                  no                       4,853.00                    Yes
Scott B. Jasinski                                no                       4,853.00                     No
John A. Odachowski                               no                       4,714.00                    Yes
John S. Dritt                                    no                       4,714.00                    Yes
James J. Harmon                                  no                       4,490.00                     No
Eric S. Miller                                   no                       4,267.00                     No
Paul W. Quinn                                    no                       3,543.00                     No
David A. Erickson                                no                       3,310.00                     No
Robert F. Norton, Jr.                            no                       3,275.00                     No
Thomas M. Seitz                                  no                       3,204.00                     No
Bobby D. Knight                                  no                       3,171.00                     No
Gavin P. Waugh                                   no                       3,086.00                     No
Janne Mize                                       no                       3,032.00                     No
Wendy S. Hermanson                               no                       2,949.00                     No
Danny B. James                                   no                       2,947.00                     No
Tamara L. Skillingstad                           no                       2,947.00                     No
Ann M. Battstoni                                 no                       2,500.00                     No
James C. McGinty                                 no                       2,100.00                     No
Melissa N. Lessor                                no                       1,966.00                     No
Curtis D. Oxyer                                  no                       1,767.00                     No
Donald T. Ford, Jr.                              no                       1,767.00                     No
Eric J. DeFrancisco                              no                       1,767.00                     No
James D. Paladenic                               no                       1,767.00                     No
John E. Kelly, IV                                no                       1,767.00                     No
John E. Mecum                                    no                       1,767.00                     No
Joseph Ippolito                                  no                       1,767.00                     No
Kent Dawdy                                       no                       1,767.00                     No
Kritin K. Winslow                                no                       1,767.00                     No
Melissa L. Howard                                no                       1,767.00                     No
Michele L. Flanigan                              no                       1,767.00                     No
Kito O. Cody                                     no                       1,543.00                    Yes
Elizabeth S. DeBoor                              no                       1,404.00                     No
Gary A. Clough                                   no                       1,404.00                    Yes
Henry S. Boatwright                              no                       1,404.00                     No



                                  Sch. III - 2

                                   Schedule II

                   Members of RTM Acquisition Company, L.L.C.

                   MEMBERS                           PERCENTAGE INTEREST
-------------------------------------------          -------------------
Sharron L. Barton                                          2.717%
Susan A. Bauer                                             0.218%
Ray Biondi                                                 1.087%
Daniel T. Collins                                          0.109%
Dennis  E. Cooper                                         25.788%
Thomas A. Garrett                                          3.804%
Joseph Gondolfo                                            1.087%
John L. Gray, Jr.                                          1.087%
Gregory L. Hawkins                                         0.218%
Wendy E. Henderson                                         0.218%
Allison K. Hyer                                            0.109%
Jeryl M. McIntyre                                          0.218%
Deborah K. Pike                                            2.717%
Karen G. Samples                                           0.218%
Robert S. Stallings                                        0.326%
John A. Todd, Jr.                                          0.326%
Russell V.  Umphenour, Jr.                                48.886%
J. Russell Welch                                          10.870%

                           TOTAL                           100.0%



                                  Sch. III - 3

                                  Schedule III

                    Members of RTM Management Company, L.L.C.


MEMBER                                                   PERCENTAGE
-------------------------------------------          -------------------
Sharron L. Barton                                          2.721%
Susan A. Bauer                                             0.218%
Ray Biondi                                                 1.088%
Daniel T. Collins                                          0.109%
Dennis  E. Cooper                                         27.203%
Thomas A. Garrett                                         10.880%
Joseph Gondolfo                                            1.088%
John L. Gray, Jr.                                          1.088%
Gregory L. Hawkins                                         0.218%
Wendy E. Henderson                                         0.218%
Jeryl M. McIntyre                                          0.218%
Deborah K. Pike                                            2.721%
Karen G. Samples                                           0.218%
Robert S. Stallings                                        0.327%
John A. Todd, Jr.                                          0.327%
Russell V.  Umphenour, Jr.                                40.478%
J. Russell Welch                                          10.880%

                           TOTAL                           100.0%



                                  Sch. IV - 1